Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact Information:

ICR Inc.	FGX International
R. Idalia Rodriguez	Anthony Di Paola
Investor Relations	Chief Financial Officer
203-682-8264	401-719-2253

FGX International Reports Increase In Second Quarter Revenue and

Earnings from Continuing Operations; Reaffirms 2009 Guidance

Smithfield, RI (August 5, 2009) — FGX International (NASDAQ:FGXI), a leading designer and marketer of non-prescription reading glasses and sunglasses, today announced financial results for its second fiscal quarter ended July 4, 2009.

Highlights for the quarter include:

•                  Net sales increased 12% to $75.1 million from $66.8 million in the second quarter of 2008.

•                  Net income from continuing operations increased 54% to $6.1 million, or $0.27 per diluted share, compared to $3.9 million, or $0.18 per diluted share, in the second quarter of 2008.

•                  Earnings before interest, taxes, depreciation and amortization (EBITDA) from continuing operations increased 24% to $15.6 million compared to $12.6 million in the second quarter of 2008.

Net Sales by Segment:

($ amounts in thousands)	Three Months 2009	Three Months 2008	$ Inc / (Dec)	% Inc / (Dec)
Non-prescription Reading Glasses	$33,215	$31,266	$1,949	6%
Sunglasses & Prescription Frames	35,213	25,675	9,538	37
International	6,643	9,809	(3,166)	(32)
Total	$75,071	$66,750	$8,321	12%

CEO Alec Taylor commented, “We are pleased with the strong growth in revenue and earnings from continuing operations achieved in the second quarter, particularly in light of the weak economic environment.  Our non-prescription reading glasses business showed particular strength, once again exhibiting the robust nature of this category and of our market-leading brands, Magnivision® and Foster Grant®.  Revenues improved 37% in our sun segment, largely on the strength of our Dioptics business. Finally, we showed improvement in gross margins and control of operating expenses, which contributed to these excellent results.”

Segment highlights:

•                  Sales of non-prescription reading glasses increased 6% in the second quarter of 2009 compared to the year ago period.  Revenues in 2009 were negatively impacted by the discontinuation of an opening price point program at Wal-Mart, which contributed approximately $2.3 million to net sales in the second quarter of 2008.   Excluding the effect of this program, sales of non-prescription reading glasses increased 15% due to the benefit of an updated program at a major retailer and continuing organic growth at existing customers.

•                  Sales in the sunglasses and prescription frames segment increased 37% in the second quarter of 2009, including sales from the Dioptics product line, which was acquired in November 2008. The remainder of the sunglasses business declined due to a combination of adverse weather and the reduction in the current period of a promotional program commenced at a major retailer in 2008.

•                  Sales in the Company’s international segment were down 32% in the second quarter, while on a constant currency basis international sales declined 17% when compared to the corresponding year ago period.  The decline on a constant currency basis was principally due to a non-anniversaried reading glass roll-out to major customers in the UK in the second quarter of 2008, partially offset by improved sunglasses sales in the UK.

Reconciliations of EBITDA and free cash flow, which are non-GAAP measures, are included in the Consolidated Statements of Operations and Other Selected Data, and related notes thereto, attached to this release.  The Company believes that these non-GAAP measures are useful for an understanding of its ongoing business.

Additional Q2 Details:

•                  In the second quarter of 2009, gross profit as a percentage of net sales was 54.2%, compared to 53.1% in the second quarter of 2008.  This improvement was principally due to the reduction of a low margin seasonal sunglass program at a major retailer and improved cost of goods sold in both optical segments.

•                  In the second quarter of 2009, operating income increased to $11.2 million, or 15% of net sales, from $7.6 million, or 11% of net sales, in the second quarter of 2008. The increase in operating income was driven by increased sales and improved gross margins, partially offset by increased operating costs from the addition of our Dioptics business and advertising campaigns that concluded in the current quarter.

•                  Capital expenditures were $1.8 million in the second quarter of 2009, compared to $2.7 million in the second quarter of 2008. The decrease relates to display fixtures placed at retailers in the second quarter of 2008 that were not anniversaried in the current period.

•                  Days sales outstanding improved to 50 days in the current quarter from 62 days in the second quarter of 2008. This improvement was due to a continuing focus on working capital management.

•                  Inventory days on hand were 94 days in the current quarter, compared to 95 days in the second quarter of fiscal 2008.

Disposal of Costume Jewelry Business

As previously disclosed, the Company completed the disposal of its costume jewelry business for approximately $1.3 million on July 23, 2009. As expected, the pre-tax loss relating to the divestiture of the jewelry business recorded in the second quarter was $5 million. Results for the costume jewelry business have been reported in the accompanying financial statements as discontinued operations for all periods presented.

New Account Update

The Company has been awarded expanded sunglasses and reading glasses programs at Kroger stores throughout North America.  The programs are expected to begin shipping to over 700 stores during the fourth quarter of 2009 and contribute annual net revenues of $3 to $4 million.

Liquidity and Capital Resources

In the second quarter of 2009, the Company generated $14 million of free cash flow from continuing operations.  At the end of the second quarter, the Company had $37 million of availability under its revolving credit facility, which matures in 2012. The Company plans to continue to use its free cash flow to make accretive acquisitions and reduce indebtedness, including $15 million of scheduled principal repayments in 2009.

Outlook

Management’s expectations for full year 2009 results from continuing operations, excluding the impact of the costume jewelry business, are unchanged from when the Company announced its 2009 outlook on February 25, 2009: net sales of $265 to $275 million, earnings per diluted share of $0.96 to $1.06 and EBITDA of $58 to $60 million.

For the third quarter of 2009, the Company currently expects the following results from continuing operations: net sales of $58 to $62 million, earnings per diluted share of $0.26 to $0.30 and EBITDA of $14 to $16 million.

Actual results may differ materially from these estimates as a result of various factors, and we refer you to the cautionary language under the heading “Forward-Looking Statements” when considering this information.

Conference Call Information

The Company will host a conference call on Thursday, August 6, 2009 at 8:30AM ET to discuss its financial results. To access the conference call information, please visit www.fgxi.com under the tab “Investors”. To participate by telephone please dial 1-888-747-4680. International callers please dial 1-913-981-5543. The access code is 2103439. Investors are advised to dial into the call at least ten minutes prior to the call.

A replay of the conference call will be available through Thursday, August 13, 2009. To access the replay by phone, the domestic dial-in number is 1-888-203-1112 and the international dial-in is 1-719-457-0820. The access code for the replay is 2103439. To access the replay via webcast, please visit www.fgxi.com under the tab “Investors”.

About FGX International

FGX International Holdings Limited is a leading designer and marketer of non-prescription reading glasses and sunglasses with a portfolio of established, highly recognized eyewear brands including Foster Grant®, Magnivision®, Angel ™ , Gargoyles®, Anarchy®, SolarShield® and PolarEyes®.  FGXI also holds licenses for brands such as Ironman, Levi Strauss, Body Glove and C9 by Champion.  Based in Smithfield, Rhode Island, FGXI has approximately 375 full time employees.  Additional offices are located in San Luis Obispo, CA; Toronto, Canada; Stoke-on-Trent, England; Mexico City, Mexico; and Shenzhen, China.

Forward-Looking Statements

Statements in this press release that are not statements of historical fact or that express our confidence, expectations, objectives, intentions, plans, or strategies or otherwise anticipate the future, including, without limitation, statements regarding our future prospects, revenues, costs, results of operations and profitability contained in the Outlook section of this press release, are forward-looking statements.  These forward-looking statements are not guarantees of future performance, and they are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements.  These risks and uncertainties include, but are not limited to: adverse economic conditions and low levels of consumer confidence and the resulting adverse impact on consumer discretionary spending, which could reduce our sales; adverse changes in our customers’ inventory and working capital policies; the bankruptcy or other lack of commercial success of one or more of our significant customers; the actual charges incurred for product returns and markdowns related to the divestiture of the costume jewelry business may be greater than expected; we or others may discover that our products must be recalled because of defects; consumers, retailers, shareholders and/or others may bring litigation or other claims against us related to our products that may cause us to incur substantial costs to resolve; unexpected product returns and related claims pertaining to current or prior periods; the concentration of manufacturing of our products in China, which increases our vulnerability to disruption in that region; interruptions of supply from our Asian product manufacturers; political instability or changing conditions in manufacturing or transportation services in foreign countries; other risks associated with our international operations, including foreign currency exchange rate fluctuations and the impact of quotas, tariffs, or other restrictions on the importation or exportation of our products; a material reduction, cessation, or postponement of purchases by our customers; failure to comply with federal or state regulation of the distribution or sale of our products; the expense and uncertainty of the litigation process, including the risk of an unfavorable result in current or future litigation; adverse interest rate fluctuations; our credit insurance does not cover all of our outstanding accounts receivable; our advertising strategy may not have the anticipated impact; unknown potential effects of outbreaks of communicable diseases, including swine flu, on our business; and disruption due to weather, fire or other unforeseen circumstances in our principal distribution center.

These and other risks and uncertainties that could cause our actual results to differ from those contemplated by any forward-looking statement are discussed in more detail in Part I, Item 1A — Risk Factors in our Form 10-K for the year ended January 3, 2009, which we may update in Part II, Item 1A — Risk Factors in Quarterly Reports on Forms 10-Q that we have filed or will file thereafter.  Forward-looking statements contained in this press release speak only as of the date hereof.  We undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

# # #

FGX INTERNATIONAL HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER SELECTED DATA

(unaudited, in thousands, except per share data)

	Three months ended
	July 4, 2009	June 28, 2008

Net sales:
Non-prescription reading glasses	$33,215	$31,266
Sunglasses and prescription frames	35,213	25,675
International	6,643	9,809
Total net sales	75,071	66,750
Cost of goods sold	34,395	31,273
Gross profit	40,676	35,477
Operating expenses:
Selling expenses	21,242	20,195
General and administrative expenses	7,052	6,392
Amortization of acquired intangibles	1,178	1,296
Total operating expenses	29,472	27,883

Operating income	11,204	7,594
Other income (expense):
Interest expense	1,278	1,450
Other income (expense), net	21	46
Income from continuing operations before income taxes	9,947	6,190
Income tax expense	3,780	2,179
Income from continuing operations	6,167	4,011
Discontinued operations, net of tax	(3,164)	159
Net income	3,003	4,170
Less: Net income attributable to noncontrolling interest	82	80
Net income attributable to FGX International Holdings Limited	$2,921	$4,090

Income from continuing operations attributable to FGX International Holdings Limited
Income from continuing operations	$6,167	$4,011
Less: Net income attributable to noncontrolling interest	82	80
Income from continuing operations attributable to FGX International Holdings Limited	$6,085	$3,931

Basic earnings per share:
Income from continuing operations attributable to FGX International Holdings Limited	$0.27	$0.18
Discontinued operations, net of tax	$(0.14)	$0.01
Basic earnings per share attributable to FGX International Holdings Limited Shareholders	$0.13	$0.19

Diluted earnings per share:
Income from continuing operations attributable to FGX International Holdings Limited	$0.27	$0.18
Discontinued operations, net of tax	(0.14)	0.01
Diluted earnings per share attributable to FGX International Holdings Limited Shareholders	$0.13	$0.19

Basic weighted average shares outstanding	22,123	21,218

Diluted weighted average shares outstanding	22,321	21,358

FGX INTERNATIONAL HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER SELECTED DATA

(unaudited, in thousands, except per share data)

	Three months ended
	July 4, 2009	June 28, 2008

Capital expenditures from continuing operations	$1,822	$2,650

The table below reconciles EBITDA from continuing operations to income from continuing operations, the most directly comparable GAAP measure.

Income from continuing operations attributable to FGX International Holdings Limited	$6,085	$3,931
Income tax expense	3,780	2,179
Interest expense, net	1,278	1,450
Depreciation and amortization	4,478	4,989

EBITDA from continuing operations (1)	$15,621	$12,549

EBITDA margin (EBITDA / net sales)	20.8%	18.8%

The table below reconciles Free Cash Flow to the EBITDA table above.

EBITDA from continuing operations	$15,621	$12,549
Less: Capital Expenditures	(1,822)	(2,650)

Free Cash Flow (1)	$13,799	$9,899

See accompanying note to Consolidated Statements of Operations and Other Selected Data.

FGX INTERNATIONAL HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER SELECTED DATA

(unaudited, in thousands, except per share data)

	Six months ended
	July 4, 2009	June 28, 2008

Net sales:
Non-presciption reading glasses	$59,389	$58,553
Sunglasses and prescription frames	61,446	43,794
International	13,126	19,687
Total net sales	133,961	122,034
Cost of goods sold	61,406	55,812
Gross profit	72,555	66,222
Operating expenses:
Selling expenses	42,325	37,268
General and administrative expenses	14,044	12,827
Amortization of acquired intangibles	2,356	2,591
Total operating expenses	58,725	52,686

Operating income	13,830	13,536
Other income (expense):
Interest expense	2,594	3,222
Other income (expense), net	88	54
Income from continuing operations before income taxes	11,324	10,368
Income tax expense	4,343	3,881
Income from continuing operations	6,981	6,487
Discontinued operations, net of tax	(4,566)	57
Net income	2,415	6,544
Less: Net income attributable to noncontrolling interest	131	267
Net income attributable to FGX International Holdings Limited	$2,284	$6,277

Income from continuing operations attributable to FGX International Holdings Limited
Income from continuing operations	$6,981	$6,487
Less: Net income attributable to noncontrolling interest	131	267
Income from continuing operations attributable to FGX International Holdings Limited	$6,850	$6,220

Basic earnings per share:
Income from continuing operations attributable to FGX International Holdings Limited	$0.31	$0.29
Discontinued operations, net of tax	$(0.21)	0.01
Basic earnings per share attributable to FGX International Holdings Limited Shareholders	$0.10	$0.30

Diluted earnings per share:
Income from continuing operations attributable to FGX International Holdings Limited	$0.31	$0.29
Discontinued operations, net of tax	$(0.21)	0.00
Diluted earnings per share attributable to FGX International Holdings Limited Shareholders	$0.10	$0.29

Basic weighted average shares outstanding	22,123	21,254

Diluted weighted average shares outstanding	22,305	21,404

FGX INTERNATIONAL HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER SELECTED DATA

(unaudited, in thousands, except per share data)

	Six months ended
	July 4, 2009	June 28, 2008

Capital expenditures from continuing operations	$4,014	$6,484

The table below reconciles EBITDA from continuing operations to net income from continuing operations, the most directly comparable GAAP measure.

Income from continuing operations attributable to FGX International Holdings Limited	$6,850	$6,220
Income tax expense	4,343	3,881
Interest expense, net	2,594	3,222
Depreciation and amortization	9,462	10,073

EBITDA from continuing operations (1)	$23,249	$23,396

EBITDA margin (EBITDA / net sales)	17.4%	19.2%

The table below reconciles Free Cash Flow to the EBITDA table above.

EBITDA from continuing operations	$23,249	$23,396
Less: Capital Expenditures	(4,014)	(6,484)

Free Cash Flow from continuing operations (1)	$19,235	$16,912

See accompanying notes to Consolidated Statements of Operations and Other Selected Data.

FGX INTERNATIONAL HOLDINGS LIMITED

SELECTED CONSOLIDATED BALANCE SHEET DATA

(Unaudited, in thousands)

	As of	As of
	July 4, 2009	January 3, 2009

Cash	$4,685	$2,097
Accounts receivable, net	46,611	50,746
Inventories	33,535	35,543
Accounts payable	28,559	30,324
Revolving line of credit	38,000	37,500
Current maturities of long-term obligations	16,419	15,199
Long-term obligations less current maturities	69,136	77,863
FGX International Holdings Limited shareholders’ equity	45,765	41,665

FGX INTERNATIONAL HOLDINGS LIMITED

NOTE TO CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER SELECTED DATA

(Unaudited)

1.               EBITDA from continuing operations represents income from continuing operations before interest, income taxes, depreciation and amortization. Free cash flow represents EBITDA less capital expenditures.  We believe that EBITDA and free cash flow are performance measures that provide securities analysts, investors and other interested parties with a measure of operating results unaffected by differences in capital structures, capital investment cycles and ages of related assets among otherwise comparable companies in our industry.  We further believe that EBITDA is frequently used by securities analysts, investors and other interested parties in their evaluation of companies, many of which present an EBITDA measure when reporting their results.

We believe EBITDA facilitates company-to-company operating performance comparisons by adjusting for potential differences caused by variations in capital structures (affecting net interest expense), taxation (such as the impact of differences in effective tax rates or net operating losses) and the age and book depreciation of facilities and equipment (affecting relative depreciation expense), which may vary for different companies for reasons unrelated to operating performance.

EBITDA has limitations, including that it is not necessarily comparable to other similarly titled financial measures of other companies due to the potential inconsistencies in the method of calculation.  It should not be considered either in isolation or as a substitute for analysis of our results as reported under U.S. GAAP.  Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our results presented in accordance with U.S. GAAP and using EBITDA only supplementally.